UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):    September 19, 2008

Mach One Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 333-146744

Nevada	88-0338837
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6430 Congress Drive West Bend, WI 53095
(Address of Principal Executive Offices, Including Zip Code)

262-675-2499
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 7.01.    Regulation FD Disclosure

        On September 18, 2008 , the Company’s previously filed Registration Statement on Form S-1 relating to the resale of up to 7,670,000 shares of its Common Stock, which are issuable upon conversion of the Convertible Promissory Notes by the holders of those securities, was declared effective by the Securities and Exchange Commission. The Company will not receive any proceeds from the sale of these securities.

        On September 19, 2008, the Company issued a press release related to this event. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference. This disclosure does not constitute an offer to sell, or the solicitation to buy, any such security.

        * * * * * Safe Harbor * * * * *

        The information contained or incorporated by reference in this Form 8-K contains forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. A number of factors, including but not limited to those set forth under the heading “Business Risks” included in the Company’s Form S-1 as amended, and other factors described from time to time in the Company’s other filings with the Securities and Exchange Commission, could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. All forward-looking statements included in this Form 8-K are based on information available at the time of the report. The Company assumes no obligation to update any forward-looking statement.

Item 9.01.    Financial Statements and Exhibits

(d)	Exhibits.

        99.1 Press Release dated September 19, announcing that the Securities and Exchange Commission declared the Company’s Registration Statement on Form S-1, relating to the resale of certain securities, effective as of September 18, 2008.

Signature(s)

        Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Mach One Corporation
Date: September 22, 2008	By:	/s/ Monte B. Tobin
Monte B. Tobin President

Exhibit Index

Exhibit No.	Description

EX-99.1	Press Release dated September 19, 2008, announcing that the Securities and Exchange Commission declared the Company’s Registration Statement on Form S-1, relating to the resale of certain securities, effective as of September 18, 2008.